Exhibit 10.3

SECOND AMENDMENT TO SPONSOR EARNOUT LETTER

May 29, 2019

This Second Amendment (this “Second Amendment”) to the Sponsor Earnout Letter (as defined below) is made and entered into as of the date first written above by and among Thunder Bridge Acquisition, Ltd., a Cayman Islands exempted company (“Parent”), Thunder Bridge Acquisition LLC, a Delaware limited liability company (“Sponsor”), and Hawk Parent Holdings LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sponsor Earnout Letter (and to the extent not defined therein, the Merger Agreement).

WHEREAS, Parent, Sponsor and the Company (collectively, the “Parties”) have entered into that certain letter agreement, dated as of January 21, 2019 (as amended, including by the Amendment to Sponsor Earnout Letter, dated as of May 9, 2019, and this Second Amendment, the “Sponsor Earnout Letter”); and

WHEREAS, the parties to the Merger Agreement are entering into a Director Replacement Notice and Agreement on or about the date hereof (the “Director Replacement Agreement”), and in connection with the Director Replacement Agreement, the Parties now desire to amend the Sponsor Earnout Letter on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Sponsor Earnout Letter, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.       Amendments to Sponsor Earnout Letter.

(a)       Section 9 of the Sponsor Earnout Letter is hereby deleted in its entirety and replaced with the following: “At any time following the Closing, Sponsor shall be permitted distribute to its members any securities of Parent that it owns in accordance with its Organizational Documents, subject to the terms of this Agreement and the Sponsor Escrow Agreement (the “Liquidation”).”

(b)       Section 15(e) of the Sponsor Earnout Letter is hereby amended to delete Gary Simanson as an Excluded Director and replace him with Paul R. Garcia.

2.       Miscellaneous. The provisions of Section 13 and Section 14 of the Sponsor Earnout Letter shall apply mutatis mutandis to this Second Amendment. Any reference to the Sponsor Earnout Letter in the Sponsor Earnout Letter or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Sponsor Earnout Letter, as amended by this Second Amendment (or as the Sponsor Earnout Letter may be further amended or modified after the date hereof in accordance with the terms thereof).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the day and year first written above.

COMPANY:

HAWK PARENT HOLDINGS LLC

By:	/s/ John A. Morris
Name: John A. Morris
Title: Chief Executive Officer

PARENT:

THUNDER BRIDGE ACQUISITION, LTD.

By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: Chief Executive Officer

SPONSOR:

THUNDER BRIDGE ACQUISITION LLC

By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: President

[Signature Page to Second Amendment to Sponsor Earnout Letter]